Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

Contacts:

Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660

Mark J. Ruggiero
Chief Financial Officer
(781) 982-6281

Independent Bank Corp. and Rockland Trust Company Appoint Warren Fields and James O’Shanna Morton to Board of Directors

Bank welcomes distinguished business enterprise and non-profit leaders

Rockland, Massachusetts (January 21, 2021) - Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced the appointment of Warren Fields and James O’Shanna Morton to its Board of Directors. Rockland Trust also simultaneously appointed Mr. Fields and Mr. Morton to its Board of Directors. Each of the appointments will be effective February 1, 2021.

Warren Fields

Warren Fields is a Senior Executive with over three decades of experience in the hospitality industry. As President and Chief Executive Officer at Pyramid Hotel Group (PHG), Mr. Fields leads acquisitions, development initiatives, financial decisions, and overall operations for the company. Prior to his role as President, Mr. Fields was PHG’s Chief Investment Officer responsible for business development, third party and asset management contracts, and new investment opportunities including mergers and acquisitions.

Before joining PHG, Mr. Fields served as the Vice President of Development and Operations for Promus Hotel Corporation, which was sold to Hilton Hotel Corporation in 1999. While in the role, he developed and executed a strategy for creating a new hotel brand for the company which eventually grew to include 30 properties.

Mr. Fields is a graduate of the Cornell University School of Hotel Administration and in 2019 was named to the Board of Directors of Massport by Governor Charlie Baker.

“We are extremely pleased to welcome Warren to our holding company and bank Board of Directors,” said Donna L. Abelli, Chair of both the Independent Bank Corp. and Rockland Trust Board. “His experience leading business development initiatives as well as his deep understanding of operations and strategy in a customer service-based industry will strengthen our board and assist with the continued growth of Rockland Trust.”

“I am honored to join the Independent Bank Corp. and Rockland Trust Company Boards of Directors,” said Mr. Fields. “I am excited to be part of a growing, well-run organization that operates efficiently, takes exceptional care of its employees, and delivers such highly-regarded customer experiences.”

James O’Shanna Morton

James Morton is the President and Chief Executive Officer of the YMCA of Greater Boston, Massachusetts’ largest social services provider offering programs that foster the potential and promote the health and wellbeing of, and encourage social responsibility for children and teenagers in the community. Prior to taking on his current role in April of 2015, Mr. Morton served as the President and CEO of the YMCA of Greater Hartford where he helped to grow the organization, develop innovative programming, improve the membership engagement experience, and build many collaborative relationships. Among his many achievements, he launched a new strategic plan to guide the organization’s work and led a successful $15 million capital campaign.

“I am very pleased to join the Independent Bank Corp. and Rockland Trust Company Boards of Directors,” said Mr. Morton. “I’m inspired by the Bank’s ability to thrive and invest in local businesses and non-profits. I look forward to lending my experience to help the organization continue to be successful and strengthen the communities it serves.”

Mr. Morton earned his Juris Doctorate Degree from the Northeastern University School of Law and his Bachelors of Arts in Sociology from the University of Wisconsin. Among many other committee and board roles, Mr. Morton is the Vice Chair of the Commonwealth of Massachusetts’ Board of Elementary and Secondary Education, a member of the Massachusetts Bar Association, a member of the Springfield Empowerment Zone Partnership, a member of the City of Boston’s My Brother’s Keeper Advisory Board, and serves on the board of Boston After School and Beyond.

“James will be a tremendous asset to our holding company and bank Board of Directors,” said Ms. Abelli, “His deep understanding of the needs of local communities and his relationship-based approach to making key business decisions will provide our Board with a valuable and unique perspective.”

“In order for us to continue growing, it’s essential that we meet the evolving needs of our colleagues, customers, and communities, and we are committed to doing so,” said Christopher Oddleifson, Chief Executive Officer of Independent Bank Corp. and Rockland Trust. “Warren

and James each bring a great deal of business acumen as well as proven leadership experience to the Boardroom. We look forward to their fresh perspectives on how we can further solidify our mission at the Bank where Each Relationship Matters®. We welcome them enthusiastically and are confident they each will have a meaningful and positive impact on the decisions we make at Rockland Trust.”

About INDB and Rockland Trust

Independent Bank Corp. (NASDAQ Global Select Market: INDB) is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust was named to The Boston Globe's "Top Places to Work" 2020 list, an honor earned for the 12th consecutive year. In 2020, Rockland Trust was ranked the #1 Bank in Massachusetts according to Forbes World's Best Banks list. Rockland Trust has a longstanding commitment to equity and inclusion. This commitment is underscored by initiatives such as Diversity and Inclusion leadership training, a colleague Allyship mentoring program, numerous Employee Resource Groups focused on providing colleague support and education, reinforcing a culture of mutual respect and advancing professional development, and Rockland Trust’s sponsorship of diverse community organizations through charitable giving and employee-based volunteerism. Rockland Trust is deeply committed to the communities it serves, as reflected in the overall "Outstanding" rating received in its most recent Community Reinvestment Act performance evaluation. Rockland Trust offers a wide range of banking, investment, and insurance services. The Bank serves businesses and individuals through approximately 100 retail branches, commercial and residential lending centers, and investment management offices in eastern Massachusetts, including Greater Boston, the South Shore, Cape Cod and Islands, Worcester County, and Rhode Island. Rockland Trust also offers a full suite of mobile, online, and telephone banking services. Rockland Trust is an FDIC member and an Equal Housing Lender. To find out why Rockland Trust is the bank "Where Each Relationship Matters®," please visit RocklandTrust.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements. Independent Bank Corp. (the “Company”) wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.